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                                                                   EXHIBIT 10.22


                       BAYARD DRILLING TECHNOLOGIES, INC.
                        RESTRICTED STOCK AWARD AGREEMENT


                 This Restricted Stock Agreement (the "Agreement") is an amendment and restatement of the Restricted Stock Agreement (the "Prior Agreement") entered into effective as of December 10, 1996, between Bayard Drilling Technologies, Inc., a Delaware corporation (the "Company"), and James
E. Brown (the "Participant"). The Company and the Participant desire to enter into this Agreement to amend and clarify certain provisions of the Prior Agreement to reflect an adjustment of the Company's Common Stock as a result of a stock dividend, and in anticipation of the initial public offering of the Company. This Agreement shall be effective retroactive to December 10, 1996, and supersedes the Prior Agreement in its entirety. To the extent that any provision of this Agreement conflicts with the express terms of the Bayard Drilling Technologies, Inc. 1997 Stock Option and Stock Award Plan, as it may be amended from time to time, which is incorporated herein and made a part hereof for all purposes (the "Plan"), it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan.

                 1. DEFINITIONS: All capitalized terms in this Agreement shall have the meanings ascribed to them in the Plan unless otherwise defined in this Agreement. As used herein, the terms set forth below shall have the following respective meanings:

                 (a) "BENEFICIARY" means a person designated by the Participant pursuant to Paragraph 7 hereof.

                 (b) "DUE CAUSE" means (i) habitual neglect of the Participant's duties or failure by the Participant to perform or observe any obligation of employment with the Company that is not remedied within 30 days after written notice thereof from the Company's Board of Directors, (ii) any material breach of the Employment Agreement, or (iii) the conviction of or a plea of guilty or nolo contendere by the Participant to a felony or misdemeanor involving fraud, embezzlement, theft or dishonesty or other criminal act involving intentional misrepresentation.

                 (c) "DISABILITY" means the inability or incapacity of Participant for 90 days to perform the essential functions of the job or position with the Company described in the Employment Agreement, even with reasonable accommodation. Such inability or incapacity shall be documented to the reasonable satisfaction of the Company's Board of Directors by appropriate correspondence from physicians who are reasonably satisfactory to the Company's Board of Directors.

                 (d) "EMPLOYMENT AGREEMENT" means that certain Employment Agreement dated as of December 10, 1996 between the Participant and the Company.





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                 2.       RESTRICTED STOCK.  In order to encourage the
Participant's contribution to the successful performance of the Company, and in consideration of the covenants and promises of the Participant herein contained, the Company sold to the Participant as of February 28, 1997 (the "Date of Grant"), a total of 50,000 shares of Common Stock at a purchase price of $5.00 per share, subject to the conditions and restrictions set forth below and in the Plan (the "Restricted Stock"). Subsequently, the Company's Common Stock was split, two- for-one by means of a stock dividend to its stockholders. Accordingly, the Participant has 100,000 shares of Restricted Stock at a purchase price of $2.50 per share.

                 3. ESCROW OF CERTIFICATES. The certificates representing shares of Restricted Stock shall be registered in the name of the Participant and deposited, together with a stock power endorsed by the Participant in blank, with the Secretary of the Company (or his or her designee) during the Restricted Period, as defined in Paragraph 4(a) hereof. Each such certificate shall bear a legend as provided by the Company, conspicuously referring to the terms, conditions and restrictions described in the Plan and in this Agreement. The Participant, by executing this Agreement in the space provided below, hereby acknowledges (a) that, as a material inducement to the grant of this Incentive Award under the Plan, the Secretary of the Company (or his or her designee) is so appointed as the escrow holder with the authority to hold said certificate(s) and stock power(s) in escrow and to take all such actions and to effectuate all transfers of vested Restricted Stock or releases as are in accordance with the terms of this Agreement or the Plan and (b) that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow holder will not be liable to the Participant (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent. The escrow holder may rely upon any letter, notice, or other document executed by any signature purported to be genuine.

                 4.       RESTRICTIONS ON TRANSFER BEFORE VESTING.

                 (a) The shares of Restricted Stock granted hereunder to the Participant may not be sold, assigned, transferred, pledged or otherwise encumbered, whether voluntarily or involuntarily, by operation of law or otherwise, from the Date of Grant until said shares shall have become vested in the Participant (and restrictions terminated thereon) in accordance with the provisions of Paragraph 5 or as otherwise provided in Paragraph 6 below. (The period of time between the Date of Grant and the vesting of shares of Restricted Stock shall be referred to herein as the "Restricted Period" as to those shares of Restricted Stock.)

                 (b) Consistent with the foregoing, except as contemplated by Paragraph 9 below, no right or benefit under this Agreement shall be subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, by operation of law or otherwise, and any attempt to transfer, anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If the Participant or his Beneficiary hereunder shall become bankrupt or attempt to transfer, anticipate, alienate, assign, sell, pledge, encumber or charge




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         any right or benefit hereunder, other than as contemplated by
         Paragraph 9 below, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration, or any other form of process or involuntary lien or seizure, then such right or benefit shall cease and terminate.

                 5.       VESTING OF RESTRICTED STOCK.

                 (a) Except as set forth in Paragraph 5(b) hereof, the Participant shall become vested as to:

                         (i) 20% of the shares of Restricted Stock on December 10, 1997;

                         (ii) an additional 20% of the shares of Restricted Stock on December 10, 1998;

                         (iii) an additional 20% of the shares of Restricted
                 Stock on December 10, 1999;

                         (iv) an additional 20% of the shares of Restricted Stock on December 10, 2000; and

                         (v) the remaining 20% of the shares of Restricted Stock on December 10, 2001;

provided, however, that the Participant shall not vest pursuant to this Paragraph 5(a) in shares of Restricted Stock if the Participant has not been continuously employed by the Company from the date of this Agreement through such vesting date (the vesting or forfeiture of such shares to be governed instead by the provisions of Paragraph 6).

                 (b) In the event of a Change of Control (as such term is defined in the Plan), the Participant shall vest on the date of the Change of Control in all shares of Restricted Stock not previously vested and all restrictions set forth in Paragraph 4 will terminate.


                 6.       EFFECT OF TERMINATION OF EMPLOYMENT.

                 (a) FORFEITURE OF UNVESTED RESTRICTED STOCK. If the Company terminates the Participant's employment with the Company for Due Cause, or if the Participant voluntarily resigns from the Company (other than as a result of death or Disability), then the shares of Restricted Stock that have not previously vested in accordance with Paragraph 5 above as of the date of such termination (the "Unvested Shares"), shall be forfeited by the Participant to the Company, without any payment by the Company, unless the Company elects, in its sole and absolute discretion, to purchase the Unvested Shares pursuant to paragraph 6(d) hereof.


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                 (b)      PARTICIPANT'S RIGHT TO PURCHASE UNVESTED SHARES. If
         the Company terminates the employment of Participant without Due Cause, then the Participant shall have the right, but not the obligation, for a period of 30 days from the date of termination, to purchase from the Company all, but not less than all, of the Unvested Shares for a cash purchase price of $5.00 per share. Upon such purchase, the Unvested Shares shall fully vest and all restrictions shall lapse. The Participant shall inform the Company in writing prior to the expiration of such 30 day period of Participant's intent to purchase the Unvested Shares.

                 (c) PARTICIPANT'S PURCHASE RIGHT IN THE EVENT OF DEATH OR DISABILITY. Upon the death or Disability of the Participant, then the Beneficiary or the Participant, as the case may be, shall have the right, but not the obligation, for a period of 30 days, to purchase from the Company all, but not less than all, of the Unvested Shares for a purchase price in cash of $5.00 per share. The Beneficiary or the Participant, as the case may be, shall inform the Company in writing prior to the expiration of such 30 day period of such Beneficiary's or Participant's intent to purchase the Unvested Shares.

                 (d) COMPANY'S RIGHT TO PURCHASE UNVESTED SHARES. Upon the Participant's termination of employment with the Company for any reason (other than by reason of a Change of Control) ("Termination"), the Company shall have the right (but not the obligation), in its sole and absolute discretion, to purchase from the Participant (or his estate or Beneficiary) all Unvested Shares hereunder on the terms and conditions set forth in this Paragraph 6(d); provided, however, that if the Participant or the Beneficiary purchases Unvested Shares from the Company pursuant to either Paragraph 6(b) or 6(c) hereof, then the Company shall have no right to purchase such Unvested Shares. The Company's rights under this Paragraph 6(d) are assignable by the Company. The Company's right of purchase under this Paragraph 6(d) will be exercisable on an all or nothing basis as to the Unvested Shares. The Company (or its assignee) may exercise its right of purchase under this Paragraph 6(d) at any time not more than 45 days after the effective date of the Participant's Termination. The Company (or its assignee) will exercise its right, if at all, by informing the Participant (or his estate or Beneficiary) in writing of the Company's (or its assignee's) intention to do so, in a notice that specifies a closing date that is no more than 60 days after the effective date of the Participant's Termination. The Unvested Shares will be purchased at the Company's (or its assignee's) principal executive offices on that date. The Company (or its assignee) will pay in cash, upon purchase, a price equal to $2.50 per share. If the Company terminates the Participant's employment with the Company for Due Cause, or if the Participant voluntarily resigns from the Company (other than as a result of death or Disability) and the Company elects not to purchase the Unvested Shares pursuant to this Paragraph 6(d), then the Unvested Shares will be forfeited by the Participant to the Company without any payment of consideration by the Company to the Participant. If the Company





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         terminates the Participant's employment with the Company without Due
         Cause, or if the Participant's employment with the Company terminates due to death or Disability and the Company elects not to purchase the Unvested Shares pursuant to this Paragraph 6(d), then the Unvested Shares shall fully vest with the Participant without any payment of consideration by the Participant to the Company.

                 7. BENEFICIARY DESIGNATIONS. The Participant shall file with the Corporate Secretary of the Company a designation of one or more beneficiaries (each a "Beneficiary") to whom shares otherwise due the Participant shall be distributed in the event of the death of the Participant while in the employ of the Company. The Participant shall have the right to change the Beneficiary or Beneficiaries from time to time; provided, however, that any change shall not become effective until received in writing by the Secretary of the Company. If any designated Beneficiary survives the Participant but dies before receiving all of his benefits hereunder, any remaining benefits due him shall be distributed to the deceased Beneficiary's estate. If there is no effective Beneficiary designation on file at the time of the Participant's death, or if the designated Beneficiary or Beneficiaries have all predeceased such Participant, the payment of any remaining benefits shall be made to the Participant's estate.

                 8. LIMITATION OF RIGHTS. Nothing in this Agreement or the Plan shall be construed to:

                 (a) give the Participant any right to be awarded any further restricted stock other than in the sole discretion of the Committee;

                 (b) give the Participant or any other person any interest in any fund or in any specified asset or assets of the Company or any Subsidiary; or

                 (c) confer upon the Participant the right to continue in the employment or service of the Company or any Subsidiary, or affect the right of the Company or any Subsidiary to terminate the employment or service of the Participant at any time or for any reason.

                 9. PREREQUISITES TO BENEFITS. Neither the Participant, nor any person claiming through the Participant, shall have any right or interest in the Restricted Stock awarded hereunder, unless and until all the terms, conditions and provisions of this Agreement and the Plan which affect the Participant or such other person shall have been complied with as specified herein.

                 10. RIGHTS AS A STOCKHOLDER. Subject to the limitations and restrictions contained herein, the Participant (or Beneficiary) shall have all rights as a stockholder with respect to the shares of Restricted Stock once such shares have been registered in his name hereunder.

                 11. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Participant may not




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assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.

                 12. GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware.



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                 This Agreement is executed and delivered, in duplicate,
pursuant to the Plan, the provisions of which are incorporated herein by reference.


                                     BAYARD DRILLING TECHNOLOGIES, INC.



                                     By: /s/ Sidney L. Tassin
                                        ----------------------------------------
                                             Sidney L. Tassin
                                             On behalf of the Board of Directors



                                     PARTICIPANT



                                     /s/  James E. Brown
                                     -------------------------------------------
                                          James E. Brown